Exhibit 21.1
MPLX LP
LIST OF SUBSIDIARIES
as of December 31, 2018

	Name of Subsidiary	Jurisdiction of Organization/Incorporation
*	Bakken Pipeline Investments LLC	Delaware
	Blanchard Terminal Company LLC	Delaware
	Canton Refining Logistics LLC	Delaware
	Catlettsburg Refining Logistics LLC	Delaware
*	Centrahoma Processing LLC	Delaware
*	Dakota Access Holdings LLC	Delaware
*	Dakota Access Truck Terminals, LLC	Delaware
*	Dakota Access, LLC	Delaware
*	Delaware Basin Residue, LLC	Delaware
	Detroit Refining Logistics LLC	Delaware
*	Eastern Gulf Crude Access, LLC	Delaware
*	Energy Transfer Crude Oil Company, LLC	Delaware
*	ETCO Holdings LLC	Delaware
*	Explorer Pipeline Company	Delaware
	Galveston Bay Refining Logistics LLC	Delaware
	Garyville Refining Logistics LLC	Delaware
*	Guilford County Terminal Company, LLC	North Carolina
	Hardin Street Marine LLC	Delaware
	Hardin Street Transportation LLC	Delaware
*	Illinois Extension Pipeline Company, L.L.C.	Delaware
*	Jefferson Gas Gathering Company, L.L.C.	Delaware
*	Johnston County Terminal, LLC	Delaware
	Lincoln Pipeline LLC	Delaware
*	LOCAP LLC	Delaware
*	LOOP LLC	Delaware
	Marathon Pipe Line LLC	Delaware
*	MarEn Bakken Company LLC	Delaware
	MarkWest Agua Blanca Pipeline, L.L.C.	Delaware
	MarkWest Blackhawk, L.L.C.	Texas
	MarkWest Bluestone Ethane Pipeline, L.L.C.	Delaware
	MarkWest Delaware Basin Gas Company, L.L.C.	Delaware
*	MarkWest EMG Jefferson Dry Gas Gathering Company, L.L.C.	Delaware
	MarkWest Energy East Texas Gas Company, L.L.C.	Delaware
	MarkWest Energy Finance Corporation	Delaware
	MarkWest Energy Operating Company, L.L.C.	Delaware
	MarkWest Energy Partners, L.P.	Delaware

	MarkWest Energy South Texas Gas Company, L.L.C.	Delaware
	MarkWest Energy West Texas Gas Company, L.L.C.	Delaware
	MarkWest Gas Services, L.L.C.	Texas
	MarkWest Hydrocarbon, L.L.C.	Delaware
	MarkWest Javelina Company, L.L.C.	Texas
	MarkWest Javelina Pipeline Company, L.L.C.	Texas
	MarkWest Liberty Bluestone, L.L.C.	Delaware
	MarkWest Liberty Ethane Pipeline, L.L.C.	Delaware
	MarkWest Liberty Gas Gathering, L.L.C.	Delaware
	MarkWest Liberty Midstream & Resources, L.L.C.	Delaware
	MarkWest Liberty NGL Pipeline, L.L.C.	Delaware
	MarkWest Mariner Pipeline, L.L.C.	Delaware
	MarkWest Michigan Pipeline Company, L.L.C.	Michigan
	MarkWest New Mexico, L.L.C.	Texas
*	MarkWest Ohio Fractionation Company, L.L.C.	Delaware
	MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma
	MarkWest Panola Pipeline, L.L.C.	Texas
	MarkWest Pinnacle, L.L.C.	Texas
	MarkWest Pioneer, L.L.C.	Delaware
	MarkWest Pipeline Company, L.L.C.	Texas
	MarkWest PNG Utility, L.L.C.	Texas
*	MarkWest POET, L.L.C.	Delaware
	MarkWest Power Tex, L.L.C.	Texas
	MarkWest Ranger Pipeline Company, L.L.C.	Delaware
	MarkWest Texas PNG Utility, L.L.C.	Texas
*	MarkWest Tornado GP, L.L.C.	Delaware
*	MarkWest Utica EMG, L.L.C.	Delaware
	MarkWest Utica Operating Company, L.L.C.	Delaware
*	Midwest Connector Capital Company LLC	Delaware
	MPL Louisiana Holdings LLC	Delaware
	MPLX DAPLETCO Holdings LLC	Delaware
	MPLX Fuels Distribution LLC	Delaware
	MPLX Operations LLC	Delaware
	MPLX Ozark Pipe Line LLC	Delaware
	MPLX Pipe Line Holdings LLC	Delaware
	MPLX Refining Logistics LLC	Delaware
	MPLX Terminal and Storage LLC	Delaware
	MPLX Terminals LLC	Delaware
	MPLXIF LLC	Delaware
	Mt. Airy Terminal LLC	Delaware
	Mule Sidetracks, L.L.C.	Delaware
	Mule Tracts, L.L.C.	Delaware

	MWE GP LLC	Delaware
*	Ohio Condensate Company, L.L.C.	Delaware
*	Ohio Gathering Company, L.L.C.	Delaware
	Ohio River Pipe Line LLC	Delaware
*	Panola Pipeline Company, LLC	Texas
	Robinson Refining Logistics LLC	Delaware
*	Sherwood Midstream Holdings LLC	Delaware
*	Sherwood Midstream LLC	Delaware
*	West Relay Gathering Company, L.L.C.	Delaware
	Woodhaven Cavern LLC	Delaware

*	Indicates a company that is not wholly owned directly or indirectly by MPLX LP.